EXHIBIT 4.6

                                CONTROL AGREEMENT

     This CONTROL AGREEMENT (this "CONTROL AGREEMENT") dated as of November 26, 2002 by and among LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation (the "PLEDGOR"), J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association (the "TRUSTEE"), in its capacity as trustee for the Holders (as defined in the Pledge Agreement referred to below), and JPMORGAN CHASE BANK, a New York banking corporation (the "ACCOUNT INTERMEDIARY"), in its capacity as securities intermediary and depository bank.

                               W I T N E S S E T H

     WHEREAS, the Pledgor and the Trustee have entered into that certain Pledge Agreement dated as of November 26, 2002 (capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Pledge Agreement).

     WHEREAS, the Pledgor is, or will be, the beneficial owner of certain Pledged Security Entitlements with respect to (i) the United States Treasury securities identified by CUSIP number in SCHEDULE I hereto, and credited to the Trustee's account with the Account Intermediary, ABA No. 021000021, BNF: CTCC Operating Acct, A/C: 507-874-439, Ref.: Ligand Pharmaceuticals Incorporated Pledge Account at its office at New York City, in the name of "J.P. Morgan Trust Company, National Association, as Trustee for the ratable benefit of the Holders of the 6% Convertible Subordinated Notes due 2007 of Ligand Pharmaceuticals Incorporated, Collateral Pledge Account" (the "PLEDGE ACCOUNT"); and (ii) all other financial assets credited from time to time to the Pledge Account (collectively with the assets described in clause (i) above, the "PLEDGED FINANCIAL ASSETS");

     WHEREAS, the Pledgor has granted to the Trustee, pursuant to the Pledge Agreement, a security interest (the "SECURITY INTEREST") in certain Collateral consisting of, among other things and as more particularly described in the Pledge Agreement, the Pledged Financial Assets, Pledged Security Entitlements and the Pledge Account.

     WHEREAS, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Control Agreement (including, without limitation, the immediately preceding paragraphs) as such terms are defined in such Article 8 or 9. The term "UCC" shall mean the Uniform Commercial Code as in effect, from time to time, in the State of New York; PROVIDED, that if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, "UCC" shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction for purposes of the provisions hereof related to such perfection or the effect of perfection or non-perfection or priority.

     WHEREAS, the Pledgor, the Trustee and the Account Intermediary are delivering this Control Agreement pursuant to the terms of the Pledge Agreement.

                                A G R E E M E N T

     NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto hereby agree as follows:

     SECTION 1. NOTICE OF EXCLUSIVE CONTROL. The Pledgor, the Trustee and the Account Intermediary are entering into this Control Agreement to perfect, and confirm the first-priority lien of, the Trustee's security interest in the Collateral. The Account Intermediary agrees to promptly make all necessary entries or notations in its books and records to reflect the Trustee's security interest in the Collateral and to apply any value distributed on account of any Pledged Financial Assets as directed in writing by the Trustee without further consent from the Pledgor. The Account Intermediary acknowledges that the Trustee has exclusive control over the Pledge Account and all Pledged Security Entitlements contained therein from time to time.

     SECTION 2. THE ACCOUNT. The Account Intermediary hereby represents and warrants to, and agrees with, the Pledgor, the Trustee and the Holders of the
Notes:

          (a) that the Account Intermediary has established the Pledge Account and shall not change the name or account number of the Pledge Account without the prior written consent of the Trustee;

          (b) that the Account Intermediary maintains the Pledge Account for the Trustee, and all property (including, without limitation, all funds and financial assets) held by the Account Intermediary for the account of the Trustee is, and will continue to be, credited to the Pledge Account;

          (c) that (i) (A) to the extent that funds are credited to the Pledge Account, the Pledge Account is a deposit account; (B) to the extent that financial assets are credited to the Pledge Account, the Pledge Account is a securities account; (ii) the Account Intermediary is (A) the bank with which the Pledge Account is maintained and (B) the securities intermediary with respect to financial assets held in the Pledge Account; (iii) the Trustee is (A) the Account Intermediary's customer with respect to the Pledge Account and (B) the entitlement holder with respect to financial assets credited from time to time to the Pledge Account;

          (d) that all financial assets in registered form or payable to or to the order of and credited to the Pledge Account shall be registered in the name of, payable to or to the order of, or endorsed in the name of, the Account Intermediary, and in no case during the term of the Pledge Agreement will any financial asset credited to the Pledge Account be registered in the name of, payable to or to the order of, or endorsed in the name of, the Pledgor, except to the extent the foregoing have been subsequently endorsed by the Pledgor to the Account Intermediary or in blank;

          (e) that, notwithstanding any other agreement to the contrary, the Account Intermediary's jurisdiction with respect to the Pledge Account for purposes of the UCC is, and will continue to be for so long as the Security Interest shall be in effect, the State of New York;

          (f) that the Account Intermediary does not know of any claim to or interest in the Pledge Account or any property (including, without limitation, all funds and financial assets) credited to the Pledge Account, except for claims and interests of the parties referred to in this Control Agreement;

          (g) that it is a commercial bank that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity hereunder and with respect to the Pledge Account;

          (h) that the Pledge Account shall be an account to which funds or financial assets may be credited, and it undertakes to treat the Trustee (in its capacity as such) as entitled to exercise rights that comprise (and, therefore, entitled to the benefits of) such funds or financial assets, and entitled to exercise the rights of an entitlement holder in the manner contemplated by the UCC;

          (i) that, subject to applicable law, it has not granted, and covenants that so long as it acts as a securities intermediary or bank hereunder it shall not grant control over, or with respect to, any Collateral credited to any Pledge Account from time to time to any "PERSON" (as defined in the Indenture) other than the Trustee in its capacity as such;

          (j) that it shall not, subject to applicable law, knowingly take any action inconsistent with, and represents and covenants that it is not and so long as this Control Agreement remains in effect will not knowingly become party to any agreement the terms of which are inconsistent with, the provisions of this Control Agreement;

          (k) that any funds that are credited to the Pledge Account shall be treated as funds, and any item of property credited to the Pledge Account shall be treated a financial asset;

          (l) that no item of Collateral credited to the Pledge Account shall be subject to any security interest, lien or right of setoff in favor of it as securities intermediary or account intermediary, except as may be expressly permitted under the Indenture and the Pledge Agreement;

          (m) that it will maintain the Pledge Account and appropriate books and records in respect thereof in accordance with its usual procedures and subject to the terms of this Control Agreement; and

          (n) that, with respect to any Collateral that constitutes a security entitlement, it shall comply with the provisions of Section 3(a) of this Control Agreement and, with respect to any Collateral that constitutes a securities account, it shall comply with the provisions of Section 3(a) of this Control Agreement with respect to all security entitlements carried in such securities account.

     SECTION 3. CONTROL BY THE TRUSTEE.

          (a) The Account Intermediary shall comply with (i) all written instructions directing disposition of the funds in the Pledge Account (such instructions, a "PAYMENT ORDER"); (ii) all notifications and entitlement orders that the Account Intermediary receives directing it to transfer or redeem any financial asset in the Pledge Account; and (iii) all other directions concerning the Collateral, including, without limitation, directions to distribute to the Trustee proceeds of any such transfer or redemption or interest on any property in the Pledge Account (any such instruction, notification or direction referred to in clause (i), (ii) or
     (iii) above being an "ACCOUNT DIRECTION"), in each case of clauses (i),
     (ii) and (iii) above originated by the Trustee without further consent by the Pledgor or any other person.

          (b) The Trustee hereby acknowledges that it shall maintain and exercise control of the Pledge Account on behalf of the Holders of the Notes.

          (c) The Account Intermediary shall not (i) comply with Account Directions or other directions concerning the Collateral that are not originated by the Trustee or (ii) distribute to the Pledgor interest or other distributions on or in respect of the Collateral.

     SECTION 4. PRIORITY OF TRUSTEE'S SECURITY INTEREST.

          (a) The Account Intermediary waives any security interest, lien or right of setoff the Account Intermediary may have, now or in the future, against the Pledge Account or property in the Pledge Account, except that the Account Intermediary shall retain its prior lien on property credited to the Pledge Account to secure or satisfy, and only to secure or satisfy, payment for (i) property purchased for the Pledge Account; (ii) normal commissions and customary fees and expenses for the routine maintenance and operation of the Pledge Account; and (iii) to the extent that the Pledge Account is a deposit account, the face amount of any items that have been credited to the Pledge Account but which are subsequently returned unpaid because of uncollected or insufficient funds.

          (b) The Account Intermediary will not enter into any other agreement with any person relating to Account Directions or other directions with respect to the Pledge Account.

     SECTION 5. STATEMENTS, CONFIRMATIONS AND NOTICES OF ADVERSE CLAIMS.

          (a) The Account Intermediary shall send copies of all statements and confirmations for the Pledge Account simultaneously to the Pledgor and the Trustee.

          (b) When the Account Intermediary knows of any claim or interest in the Pledge Account or any property (including, without limitation, all funds and financial assets) credited to the Pledge Account other than the claims and interests of the parties referred to in this Control Agreement, the Account Intermediary shall promptly notify the Trustee and the Pledgor of such claim or interest.

     SECTION 6. THE ACCOUNT INTERMEDIARY'S RESPONSIBILITIES.

          (a) The Account Intermediary shall not be liable to the Pledgor for complying with an Account Direction or other direction concerning the Collateral originated by the Trustee, even if the Pledgor notifies the Account Intermediary that the Trustee is not legally entitled to issue the Account Direction or such other direction unless the Account Intermediary takes the action after it is served with an injunction, restraining order, or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and had a reasonable opportunity to act on the injunction, restraining order or other legal process.

          (b) This Control Agreement does not create any obligation of the Account Intermediary except for those expressly set forth in this Control Agreement and, to the extent that the Pledge Account is a securities account, in Part 5 of Article 8 of the UCC and, to the extent that the Pledge Account is a deposit account, in Article 4 of the UCC. In particular, the Account Intermediary need not investigate whether the Trustee is entitled under the Trustee's agreements with the Pledgor to give an Account Direction or other direction concerning the Pledge Account. The Account Intermediary may conclusively rely on notices and communications it believes are given by the appropriate party.

          (c) The Account Intermediary shall give prompt written notice to the Pledgor and the Trustee of any attachment, levy, stay, injunction or legal process which is served upon the Account Intermediary and which relates to the Pledged Account.

     SECTION 7. PAYMENT OF EXPENSES. The Pledgor shall pay to the Account Intermediary, within forty five (45) days of demand by the Account Intermediary, normal commissions and customary fees and expenses for the routine maintenance and operation of the Pledge Account.

     SECTION 8. INDEMNITY. The Pledgor shall indemnify the Account Intermediary and its officers, directors, employees and agents against claims, liabilities and expenses arising out of this Control Agreement (including, without limitation, reasonable attorneys' fees and disbursements), except to the extent that any such claims, liabilities or expenses are caused by the Account Intermediary's negligence or willful misconduct as found by a court of competent jurisdiction in a final, non-appealable judgment.

     SECTION 9. TERMINATION; SURVIVAL.

          (a) This Control Agreement shall terminate automatically upon receipt by the Account Intermediary of written notice executed by an officer of the Trustee that either (i) all of the Secured Obligations have been paid in full in cash or otherwise satisfied or (ii) all of the Collateral has been released, whichever is earlier, and the Account Intermediary shall thereafter be relieved of all duties and obligations hereunder. The Account Intermediary may terminate this Control Agreement on sixty (60) days' prior notice to the Trustee and the Pledgor, provided that before such termination the Account Intermediary and the Pledgor shall make arrangements to transfer the property in the Pledge Account to another securities intermediary that shall have executed, together with the Trustee and the Pledgor, a control agreement in favor of the Trustee for the ratable benefit of the Holders of the Notes in respect of such property in substantially the form of this Control Agreement or otherwise in form and substance satisfactory to the Trustee.

          (b) In the event that the Trustee ceases to serve as trustee under the Indenture, the Trustee, the Account Intermediary and the Pledgor shall make arrangements for a successor trustee appointed in accordance with the Indenture to assume the rights and obligations of the Trustee hereunder, and such successor trustee shall execute, together with the Account Intermediary and the Pledgor, a control agreement in favor of such successor trustee for the ratable benefit of the Holders of the Notes in substantially the form of this Control Agreement or otherwise in form and substance reasonably satisfactory to such successor trustee.

          (c) Sections 7 and 8 shall survive termination of this Control Agreement.

     SECTION 10. CONFLICT WITH OTHER AGREEMENTS.

          (a) In the event of any conflict between this Control Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Control Agreement shall prevail;

          (b) No amendment or modification of this Control Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto;

          (c) The Account Intermediary hereby confirms and agrees that:

               (i) there are no other agreements entered into between the Account Intermediary and the Pledgor or Trustee with respect to the Pledge Account;

               (ii) it has not entered into, and until the termination of this Control Agreement will not enter into, any agreement with any other person relating to the Pledge Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) of such other person; and

               (iii) it has not entered into, and until the termination of this Control Agreement will not enter into, any agreement with the Pledgor or the Trustee purporting to limit or condition the obligation of the Account Intermediary to comply with Account Directions as set forth in
          Section 3 hereof.

     SECTION 11. PERMITTED INVESTMENTS. In accordance with the Pledge Agreement, the Trustee shall direct, pursuant to an Account Direction, the Account Intermediary with respect to the selection of investments to be made with the funds in the Pledge Account.

     SECTION 12. ENTIRE AGREEMENT. This Control Agreement is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter.

     SECTION 13. AMENDMENTS. No modification, amendment or waiver of, or consent to any departure by any party from, any provision of this Control Agreement shall be effective unless made in writing signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

     SECTION 14. FINANCIAL ASSETS. The Account Intermediary agrees with the Trustee and the Pledgor that, to the fullest extent permitted by applicable law, all property credited from time to time to the Pledge Account shall be treated as financial assets under Article 8 of the UCC.

     SECTION 15. NOTICES. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder shall be in writing (except that Account Directions may be given orally) and will be effective upon receipt if delivered personally, or if sent by facsimile transmission with confirmation of delivery, or by nationally recognized overnight courier service, to the Pledgor's or the Trustee's respective address as set forth in the Pledge Agreement, and to the Account Intermediary's address as set forth below, or to such other address as any party may give to the other parties in writing for such purpose.

         If to the Account Intermediary:

         JPMorgan Chase Bank
         600 Travis Street, 11th Floor
         Houston, TX 77002
         Attention: Kirk Dodson
         Fax: (713) 577-5200

         with a copy to:

         J.P. Morgan Trust Company, National Association
         560 Mission Street, 13th Floor
         San Francisco, CA 94105
         Attention: Mitch Gardner
         Fax: (415) 315-7585

     SECTION 16. BINDING EFFECT. This Control Agreement shall become effective when it shall have been executed by the Pledgor, the Trustee and the Account Intermediary, and thereafter shall be binding upon and inure to the benefit of the Pledgor, the Trustee and the Account Intermediary and their respective successors and assigns. If the Pledgor consolidates or merges into any other person in a transaction in which the Pledgor is not the surviving corporation, or conveys, transfers or leases its properties and assets substantially as an entirety to, any person, then the successor entity, transferee or lessee, as the case may be, shall expressly assume the Pledgor's obligations under this Control Agreement in writing.

     SECTION 17. EXECUTION IN COUNTERPARTS. This Control Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Control Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Control Agreement.

     SECTION 18. GOVERNING LAW AND JURISDICTION. THIS CONTROL AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK EXCLUSIVE OF ITS CHOICE OF LAW PROVISIONS AND REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS. Each of the parties hereby irrevocably submits for itself and its property in any legal action or proceeding relating to this Control Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction and venue of the courts of the State of New York, the courts of the United States of America in New York and appellate courts from any thereof.

     SECTION 19. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. EACH PARTY HERETO ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Control Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Pledgor:                    LIGAND PHARMACEUTICALS INCORPORATED

                            By:   /S/ DAVID E. ROBINSON
                            Name:
                            Title:

Trustee:                    J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

                            By:   /S/ MITCH GARDNER
                            Name:
                            Title:

Account Intermediary:       JPMORGAN CHASE BANK

                            By:   /S/ MITCH GARDNER
                            Name:
                            Title:

                                   SCHEDULE I

                            PLEDGED FINANCIAL ASSETS

Security                Coupon Date     CUSIP No.
--------                ------------    ---------
U.S. Treasury Strip     05-15-03        912833FS4
U.S. Treasury Strip     11-15-03        912820DJ3
U.S. Treasury Strip     05-15-04        912833FU9
U.S. Treasury Strip     11-15-04        912833FV7